Exhibit 99.1

NEWS
RELEASE

2007-17

FOR IMMEDIATE RELEASE
Contact: Doug Aron
713-688-9600 x145

FRONTIER OIL EXPERIENCES FIRE AT CHEYENNE REFINERY COKING UNIT

HOUSTON, TEXAS, December 17, 2007 – Frontier Oil Corporation (NYSE: FTO) announced that it experienced a fire in the delayed coking unit (coker) at its Cheyenne Refinery Saturday evening, December 15, 2007. Two Frontier employees sustained minor injuries while fighting the fire. Refinery personnel continue to assess the damage, but preliminary estimates indicate the coker outage will be less than 30 days. The Company expects to run the crude unit at reduced rates during the coker outage. When available, the Company will post updated throughput estimates and damage/outage assessments under the investor relations section of its website at www.frontieroil.com.

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.  Information about the Company may be found on its web site www.frontieroil.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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